Exhibit 99.1

     JAMES D. COLE TO ASSUME NEW ROLE LEADING NEWPARK ENVIRONMENTAL WATER SOLUTIONS' DEVELOPMENT OF PROPRIETARY WATER TECHNOLOGY; COMPANY HAS INITIATED
   SEARCH FOR NEW CORPORATE CEO; COLE REMAINS CEO UNTIL SUCCESSOR IS HIRED

    METAIRIE, La., May 2 /PRNewswire-FirstCall/ -- The Board of Directors of Newpark Resources, Inc. (NYSE: NR) announced today that it has begun a search for a new corporate CEO as James D. Cole, Newpark's CEO since 1976, will undertake the role of Chairman and CEO of Newpark Environmental Water Solutions
(NEWS), a wholly owned subsidiary of the Company. Cole will remain CEO of Newpark Resources until the Board of Directors names a successor.

    In Cole's new position, he will spearhead the commercial development and marketing of a recently licensed proprietary process technology applicable to the treatment of water and other fluid streams. NEWS was formed late in 2004 to facilitate the commercialization of the ARMEL Activator technology which the Company feels holds great promise.

    NEWS recently took delivery of the first water treatment plant employing the proprietary technology at its Boulder, Wyoming facility serving the Jonah-Pinedale Field and expects to begin commercial operations during May, providing water for beneficial reuse. The second plant, currently being fabricated for use in the County Line Field in Gillette, Wyoming, should be operational in June 2005. It will process 20,000 barrels of water per day from coal bed methane production in the area. A mobile truck-mounted test unit is currently being assembled to facilitate testing, beginning in summer 2005, of water treatment applications in Canada's oil sands market.

    Cole, who has been employed with Newpark for more than 35 years, said: "This is an exciting time for Newpark as we're finding much interest in this new technology in a variety of applications. In my new role with NEWS, I will be working to build from the ground floor a business unit that has the potential to significantly transform Newpark. NEWS fits very well with our historical environmental focus. The new water treatment technology employs sonochemistry, a revolutionary approach to accelerating chemical reactions. As we began to present its capabilities to customers in the E&P market, we have become increasingly convinced that it has significantly broader potential. I look forward to focusing Newpark's effort to commercialize this unique and proprietary technology for our customers and shareholders."

    Investor Conference Call

    Newpark will host a conference call to discuss the outlook for this new business segment at 9:00 a.m. EDT (8:00 a.m. CDT), Tuesday, May 3, 2005. Investors may access the call by dialing 1-800-894-5910, the access code is "WATER." The call will be webcast live and can be accessed from the Investor Relations page of the Company's web site at http://www.newpark.com .

    About Newpark Resources, Inc.

    Newpark Resources, Inc. is a provider of drilling fluids, environmental waste treatment solutions, and temporary work sites and access roads for oilfield and other commercial markets.

    Forward-Looking Statements

    The foregoing discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. There are risks and uncertainties that could cause future events and results to differ materially from those anticipated by management in the forward-looking statements included in this press release. For further information regarding these and other factors, risks and uncertainties affecting Newpark, we refer you to the risk factors set forth in the Prospectus included in Newpark's Registration Statement on Form S-3 filed on May 8, 2002 (File No. 333-87840), to the section entitled "Forward Looking Statements" on page 17 of that Prospectus and to our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2004. In particular, as described on page 9 of that Prospectus, any material decline in the level of oil and gas exploration and production activity could result in fewer opportunities being available for the service industry in general and Newpark in particular, and may adversely affect the demand for our services. In addition, as described on page 13 of that Prospectus, rescission or relaxation of governmental regulations, including in the discharge regulations recently implemented, could reduce the demand for Newpark's services and reduce Newpark's revenues and income. We strongly urge you to review these filings for a more detailed discussion of these risks and uncertainties. Newpark's SEC filings can be obtained at no charge at http://www.sec.gov , as well as through our website, http://www.newpark.com .

SOURCE  Newpark Resources, Inc.
    -0-                             05/02/2005
    /CONTACT: Matthew W. Hardey, Vice President of Finance of Newpark Resources, Inc., +1-504-838-8222/
    /Web site:  http://www.sec.gov /
    /Web site:  http://www.newpark.com /